Alico Announces CFO Resignation

LaBelle, FL, April 25, 2011 – Alico, Inc. (NASDAQ:ALCO), a land management company, announced today that Scott Whitney, Alico’s Chief Financial Officer, has notified the Company that he intends to resign for personal reasons and pursue other interests. Mr. Whitney has indicated that he has no disagreements with management.  In order to facilitate an orderly transition, his resignation will be effective as of the earlier to occur of (i) the filing of the Company’s 10-Q for the second quarter of fiscal 2011 or (ii) the appointment of his successor.  Alico is seeking chief financial officer candidates and expects to complete the search in the near future.  The Company intends to appoint Mr. Steven C. Lewis, the Company’s Treasurer as interim CFO in the event Mr. Whitney’s resignation becomes effective prior to the appointment of his successor.    Steve was formerly the Chief Financial Officer of WilsonMiller, Inc. in Naples, FL and holds a Bachelor of Science degree in Accounting from the University of Florida.

“We are very appreciative of Scott’s contributions to Alico as its CFO and wish him well in his future” said JD Alexander, Alico’s President and Chief Executive Officer.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 139,607 acres of land located in Collier, Glades, Hendry, Lee and Polk counties.  Alico is involved in various agricultural operations and real estate activities.  Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

JD Alexander
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.